Exhibit 24

Power of Attorney

Each of the undersigned Director(s) and Executive Officers of W. R. GRACE & CO., a Delaware corporation, hereby constitutes and appoints ALFRED E. FESTA, ROBERT M. TAROLA and MARK A. SHELNITZ and any of them, severally and with full power of substitution, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in any of them, to sign for the undersigned and in his or her respective name as Director and/or Executive Officer of W. R. GRACE & CO., the Registration Statement on Form S-8 (Registration No. 333-49705), and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by any of them, as herein authorized.

/s/ John F. Akers	November 3, 2005

John F. Akers

/s/ H. Furlong Baldwin	November 3, 2005

H. Furlong Baldwin

/s/ Ronald C. Cambre	November 3, 2005

Ronald C. Cambre

/s/ Alfred E. Festa	November 3, 2005

Alfred E. Festa

/s/ Marye Anne Fox	November 1, 2005

Marye Anne Fox

/s/ John J. Murphy	November 3, 2005

John J. Murphy

/s/ Paul J. Norris	November 3, 2005

Paul J. Norris

/s/ Thomas A. Vanderslice	November 1, 2005

Thomas A. Vanderslice

/s/ Robert M. Tarola	November 3, 2005

Robert M. Tarola